UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2026

Ventas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10989	61-1055020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North LaSalle Street, Suite 1600, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 483-6827

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2026, Gregory R. Liebbe, Senior Vice President, Chief Accounting Officer and Controller informed Ventas, Inc. (the “Company”) that he is resigning to pursue other opportunities. Mr. Liebbe’s last day of employment with the Company will be February 27, 2026. Mr. Liebbe’s decision to resign is not the result of any disagreement with the Company, including with respect to any matter relating to the Company’s accounting practices or financial reporting.

Robert. F. Probst, Executive Vice President and Chief Financial Officer of the Company commented, “We are grateful for Greg’s many contributions to Ventas over the last 20 years, including the last 10 years as our Chief Accounting Officer. We wish him well in his future endeavors.”

Concurrent with Mr. Liebbe’s departure, Mr. Probst will assume the responsibilities of Chief Accounting Officer on an interim basis while the Company conducts a comprehensive search for a permanent successor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTAS, INC.

Date: February 20, 2026	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel, Ethics and Compliance Officer and Corporate Secretary